Exhibit 10.3

              SECOND AMENDMENT TO LEASE AGREEMENT



     THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Amendment") is hereby entered into as of this ___ day of July, 2004, by and between ABS LAURA STREET, LLC, a Florida limited liability company("Landlord") and THE JACKSONVILLE BANK, a Florida banking corporation ("Tenant").


                      W I T N E S S E T H:


     WHEREAS, Landlord and Tenant are parties to that certain standard office Lease dated March 12, 2004, as amended by Amendment to Lease Agreement dated __________, 2004 for premises known as Suites 120 and 1000, 100 N. Laura Street, Jacksonville, Florida, consisting of 14,815 rentable square feet (collectively, the "Lease"); and

     WHEREAS, the Tenant has requested from the Landlord a modification of the Term of the Lease to: (i) delay the rent commencement date and lease term by one (1) month and (ii) extend the primary term of the Lease for an additional three (3) years, such that the Term shall commence October 1, 2004 and end on September 30, 2014, subject to the terms and conditions of the Lease; and

     WHEREAS, Landlord and Tenant wish to modify the terms of the Lease to revise the Term as more fully set forth herein; and

     WHEREAS, Landlord is willing to agree to such modifications provided that this agreement is entered into, but not otherwise.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Landlord and Tenant hereby agree as follows:


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     1.    Recitals.   All recitals set forth above are true  and
correct and are incorporated hereby reference.

     2. Amendments to Basic Lease Provisions. In order to effect the Amendment set forth herein, certain of the Basic Lease
Provisions as provided in the Lease, are hereby revised as follows:

          a)  Section  1, Page 2. Commencement Date - October  1,
2004.

          b)  Section 2, Page 2. Expiration Date - September  30,
2014.

          c) Section 2, Page 2.  Rent Commencement Date - October
1, 2004.

          Paragraph 3(A). Base Rents: Base Rents are revised as follows:


Lease Year*    Rental Rate**    Annual Rent***   Monthly Rent***

     1.            $20.00         $296,300.00       $24,691.66

     2.            $20.50         $303,707.50       $25,308.96

     3.            $21.00         $311,115.00       $25,926.25

     4.            $21.50         $318,522.50       $26,543.54

     5.            $22.00         $325,930.00       $27,160.83

     6.            $22.50         $333,337.50       $27,778.13

     7.            $23.00         $340,745.00       $28,395.42

     8.            $23.50         $348,152.50       $29,012.71

     9.            $24.00         $355,560.00       $29,630.00

     10.           $24.50         $362,967.50       $30,247.29

*Lease year is October 1 - September 30 of the following year.
**Per rentable square feet
***Does not include applicable sales taxes due with monthly rent.


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     3.    Brokers. Landlord and Tenant warrant and represent  to
each other that other than Garnett Commercial Real Estate, Inc., neither party has had any dealings with any real estate broker, finder or other person with respect to this Amendment to Lease. All commissions due shall be paid in accordance with separate agreements between Landlord and such party. Tenant covenants and agrees that except as to the parties named herein, Tenant herein indemnifies and hold Landlord harmless from additional broker's fees in connection with this amendment and to the extent Tenant has a leasing representative who is due a fee hereon (other than as disclosed herein), such fee shall be paid directly by Tenant.

     4. Options To Renew. Tenant shall continue to have its five options of five (5) years each (the "Option Terms"), as provided in Addendum "A" of the Lease, except that, as a result of the modification of the initial Term of the Lease, the first option term shall now commence on October 1, 2014, and the last option term shall end on September 20, 2039 (instead of August 31, 2036).

     5. Covenants Binding. It is mutually agreed that all covenants, conditions and agreements set forth in the Lease (as hereby amended) shall remain binding upon the parties and inure to the benefit of the parties hereto and their respective successors and assigns.

     6.    Continuing  Force  and  Effect.   Except  as  modified
hereby, all other terms and conditions of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto.

     7. Defined Terms. Except as otherwise expressly provided herein, all defined terms shall have the meanings ascribed to them in the Lease.

     8. Conflicts/Amendment to Control. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment shall be resolved in favor of the terms and provisions of this Amendment.

     9. Writing Required. This Amendment shall not be modified except in writing and signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease on the date indicated above.


--------------------------         ABS LAURA STREET, LLC,
Print Name:_______________         a Florida limited liability
	                           company

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-------------------------         By:------------------------
Print Name:______________            Maurice Nichols
Witnesses                         Its: President and General
                                       Manager

                                       "Tenant"


-------------------------	   THE JACKSONVILLE BANK,
Print Name:______________	   a Florida banking corporation


-------------------------          By:_________________________
Print Name:______________	      Gilbert J. Pomar, III
Witnesses                          Its: President and Chief
                                        Executive Officer


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